                                 EXHIBIT 21.9


                           MYCOGEN CALIFORNIA, INC.
                           A CALIFORNIA CORPORATION

                           ARTICLES OF INCORPORATION
                                      OF
                           MYCOGEN CALIFORNIA, INC.


     The undersigned Incorporator hereby executes, acknowledges and files the following ARTICLES OF INCORPORATION for the purpose of forming a corporation (the "Corporation") under the General Corporation Law of the State of California.

                                   ARTICLE I
                                   ---------

     The name of the Corporation is "Mycogen California, Inc."


                                  ARTICLE II
                                  ----------

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                  ARTICLE III
                                  -----------

     The name and address in the State of California of the Corporation's initial agent for service of process is:

                                Carlton J. Eibl
                              5501 Oberlin Drive
                          San Diego, California 92121


                                  ARTICLE IV
                                  ----------

     (A)  Classes of Stock. The Corporation is authorized to issue two classes
          ----------------
of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which this Corporation is authorized to issue is forty-five million (45,000,000) shares. Forty million (40,000,000) shares shall be Common Stock and five million (5,000,000) shares shall be Preferred Stock. The Common Stock shall have a par value of $.001 per share and the Preferred Stock shall have a par value of $.001 per share.

     (B)  Rights, Preferences and Restrictions of Preferred Stock.  The
          -------------------------------------------------------
Preferred Stock authorized by these Articles of Incorporation may be issued from time to time in series. The rights, preferences, privileges, restrictions granted to and imposed on the Senior Redeemable Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), which series consists of Three Thousand Nine Hundred and Forty (3,940) shares, are set forth below in this Article IV(B). Except as to the Series A Preferred Stock, and except as otherwise provided in these Articles of Incorporation, the Board of Directors of the Corporation (the "Board of Directors") is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon such additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The Board of Directors is also authorized to increase or decrease the number of shares of any series of Preferred Stock, subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock are as follows:

     1.  Designation. The Series A Preferred Stock shall be perpetual, but may
         -----------
be redeemed in accordance with the provisions hereof. Shares of Series A Preferred Stock redeemed, purchased, converted or otherwise acquired by the Corporation or any Wholly-Owned Subsidiary (as defined below) shall be cancelled and shall revert to the status of authorized but unissued Preferred Stock of the Corporation undesignated as to series.

     2.  Dividends.
         ---------

         (a) Holders of shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors or a duly authorized committee thereof, out of funds legally available for the payment of dividends (after taking into account any increase therein resulting from any permitted revaluation of the assets of the Corporation), cumulative preferential dividends at a rate per annum, per share of (i) five percent (5%) of the Liquidation Amount during the period commencing on the Original Issuance Date and terminating on December 1, 1996, and (ii) eight and one-half percent (8.5%) of the Liquidation Amount during the period from December 1, 1996, until December 1, 2000, and (iii) the greater of ten percent (10%) or the Prime Rate plus three percent (3%) of the Liquidation Amount during the period from December 1, 2000 until the date on which all shares of Series A Preferred Stock shall be redeemed in full; provided, that during the period beginning with the date on which any
         --------
Default exists or occurs, and so long as any Default continues, the dividend rate otherwise applicable to the Series A Preferred Stock pursuant to the foregoing clause (i), (ii) or (iii), as the case may be, shall be increased in an amount equal to an additional four percent (4%) per annum.

        (b) All dividends payable on the Series A Preferred Stock in accordance with Section 2(a) shall be payable quarterly on the first business day immediately following the final days of March, June, September, and December in each year, beginning with September 30, 1995 (each such date a "Dividend Payment Date"), shall accrue and cumulate, in the case of each share, from the date of issuance of such share, and any accrued dividends on the Series A Preferred Stock that are unpaid in cash or, as provided herein, in P-I-K Shares, shall accrue additional dividends in respect thereof ("Additional Dividends"), compounded quarterly, at the dividend rate then applicable to the Series A Preferred Stock. Dividends payable on the Series A Preferred Stock for any period less than a full quarterly dividend period shall be computed and paid as a pro rata portion of the full quarterly dividend amount then in effect, on the basis of the total number of days in such quarter and the actual number of days elapsed in such quarter to and including the date on which payment is to be made.

         (c) If at any time Full Cumulative Dividends on the outstanding shares of Series A Preferred Stock to the end of the then current dividend period shall not have been paid in cash or declared and a sum sufficient for the payment thereof set aside for such payment, the amount or the deficiency shall be fully paid, or dividends in such amount declared and a sum sufficient for the payment thereof set aside for such payment, before (i) any sum or sums shall be set aside by the Corporation for, or applied to, the purchase, redemption or other acquisition of any shares of the Corporation's capital stock, (ii) the Corporation will cause or permit any Controlled Affiliate to purchase or otherwise acquire any shares of the Corporation's capital stock or (iii) any dividends shall be declared or paid upon, or any other distribution shall be ordered or made in respect of, any shares of the Corporation's capital stock, other than dividends or distributions required to be paid or made on or in respect of shares of Senior Stock in accordance with the terms thereof, unless such dividend or distribution is payable solely in shares of Junior Stock. Notwithstanding the prior sentence, no failure to pay in cash or set aside a sum in respect of the foregoing dividends shall restrict the Corporation from effecting any Permitted Purchase.

         (d) The amount of the dividend declared and paid on each share of Series A Preferred Stock shall equal the amount declared and paid on each other share thereof. In any case when Full Cumulative Dividends are not declared and paid on the outstanding shares of Series A Preferred Stock, any dividends declared and paid on the Series A Preferred Stock shall be declared and paid ratably in accordance with the sums which would be payable on the Series A Preferred Stock if all such Full Cumulative Dividends were declared and paid in full. Dividends shall be declared and paid in cash, provided, that, except as
                                                     --------  ----
otherwise provided upon a Default in Section 4, during the period commencing on the Original Issuance Date and terminating on December 1, 1997, at the option of the Corporation, dividends may be paid in additional shares of Series A Preferred Stock ("P-I-K Shares"). If a dividend is declared and paid in P-I-K Shares, such P-I-K Shares shall be issued to the holder of the Series A Preferred Stock entitled to receive such dividend payment on the relevant Dividend Payment Date, with such P-I-K Shares issued at the rate of $10,000 in Liquidation Amount of such P-I-K Shares for each $10,000 of the dollar amount of such dividend. Dividends paid in cash or in P-I-K Shares shall be paid to the holders of record of shares of the Series A Preferred Stock as they appear on the stock register of the Corporation on the record date established for such dividend, which shall be not more than 30 days nor less than 10 days preceding the relevant Dividend Payment Date, as shall be fixed by the Board of Directors or a duly authorized committee thereof.

         (e) The Corporation will use its diligent efforts to ensure that dividends declared on the Series A Preferred Stock are treated as "dividends" within the meaning of Section 316(a) of the Code (or any successor provision) and to ensure that distributions made on or in respect of the Series A Preferred Stock shall not be treated as "extraordinary dividends" within the meaning of
Section 1059 of the Code (or any successor provision). The Corporation will not claim as an expense reducing gross income any dividends paid on the Series A Preferred Stock or any other shares of its preferred stock in any Federal income tax return, claim for refund, or other statement, report or submission made to the Internal Revenue Service (except to the extent that there is no basis in law to do otherwise). The Corporation will reasonably cooperate with any holder of Series A Preferred Stock (at the expense of such holder) in connection with any litigation, appeal or other proceeding (including any request for a revenue ruling) relating to the characterization of any distribution on or in respect of the Series A Preferred Stock as a dividend or to the eligibility for the dividends received deduction under Section 243(a)(1) of the Code (or any successor provision). To the extent possible, the principles of this Section 2(e) shall also apply with respect to State and local taxes.

     3.  Liquidation Preference.
         ----------------------

         (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, whether from capital, surplus or earnings, the Liquidation Amount, plus Full Cumulative Dividends thereon to the date of final distribution to the holders of the shares of the Series A Preferred Stock, before any distribution may be made to the holders of shares of Junior Stock.

         (b) After the payment of Full Cumulative Dividends, the amount distributed upon any liquidation, dissolution or winding up of the Corporation on each share of Series A Preferred Stock shall equal the amount distributed on each other share thereof. If in any such distribution the funds of the Corporation shall be insufficient to pay the holders of the outstanding shares of the Series A Preferred Stock the full amounts to which they shall be entitled, such holders shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable thereon were paid in full.

         (c) The holder of the shares of Series A Preferred Stock shall not be entitled to receive any amounts with respect to any liquidation, dissolution or winding up of the Corporation other than the amounts provided for in this
Section 3. Neither a merger nor consolidation of the Corporation into or with another corporation nor a merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer, mortgage, pledge or lease of all or any part of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this Section 3; provided, that this sentence shall not operate
                                --------
to release or relieve the Corporation of any obligation to redeem or to repurchase shares of Series A Preferred Stock by reason of the occurrence of any such merger, consolidation, sale or other transaction.

     4.  Dividend Provisions on Default.  From and after the occurrence of a
         ------------------------------
Default and until Full Cumulative Dividends to the date of payment shall have been paid to the holders of shares of Series A Preferred Stock or such Default shall otherwise be cured or waived, (i) no dividends shall be declared or paid upon, or any other distribution shall be ordered or made in respect of, any shares of the capital stock of the Corporation, other than dividends or distributions required to be paid or made on or in respect of Senior Stock in accordance with its terms, nor shall the Corporation purchase, redeem or otherwise acquire, or cause or permit any Controlled Affiliate to purchase or acquire, except for Permitted Purchases, any shares of the capital stock of the Corporation, other than purchases or acquisitions of Senior Stock required to be made in accordance with the terms thereof; and (ii) if such Default is not cured with any applicable grace period or, if a Financial Default, within ninety (90) days of its occurrence, the dividend rate as of the date the Default occurred shall be increased in accordance with Article IV(B), Section 2(a) and, anything foregoing to the contrary notwithstanding, the Corporation may not pay dividends in P-I-K Shares but shall pay all dividends in cash.

     5.  Optional Redemption.  Out of cash funds legally available therefor,
         -------------------
the Corporation may redeem, at its option expressed by resolution of its Board of Directors or a duly authorized committee thereof, from time to time and at any time, any or all shares of the Series A Preferred Stock at the Liquidation Amount, plus, in each case, Full Cumulative Dividends on each share so to be redeemed to the applicable Redemption Date; provided that the Corporation shall
                                            --------
not be required, either prior to or contemporaneously with or as a result of such an optional redemption of any shares of Series A Preferred Stock, to satisfy by payment in cash of any amount representing Full Cumulative Dividends on any shares of Series A Preferred Stock other than those that are the subject of such optional redemption. Any redemption pursuant to this Section 5 shall be accomplished in the manner and with the effect as set forth in Section 6.

     6.  Redemption Procedure.
         --------------------

         (a) Notice of every redemption of Series A Preferred Stock shall be given by mailing the same to every holder of record, any of whose shares are to be redeemed, not less than 10 nor more than 30 days prior to the applicable Redemption Date, at his or her respective address as the same shall appear on the stock register of the Corporation, but no defect in such mailed notice or in the mailing thereof or the failure by any holder to receive any notice of redemption shall affect the validity of the proceedings for the redemption of any share so to be redeemed. The notice shall state that the shares specified will be redeemed by the Corporation at their aggregate Liquidation Amount plus Full Cumulative Dividends thereon to the applicable Redemption Date and at the applicable Redemption Date upon the surrender for cancellation, at the place designated in the notice, of the certificates representing the shares (including any P-I-K Shares constituting all or any portion of Full Cumulative Dividends thereon) so to be redeemed (or, in the event such shares are represented by certificates that are lost, stolen, destroyed or mutilated, delivery of an affidavit to that effect and an indemnification agreement, each in form and substance reasonably acceptable to the Corporation, from the holder of such shares), properly endorsed for transfer or accompanied by proper instruments of assignment and transfer in blank and bearing all necessary transfer tax stamps.

         (b) In the case of a redemption of less than all the outstanding shares of Series A Preferred Stock, the shares to be redeemed shall be selected pro rata on the basis of the relative number of shares held of record on the applicable Redemption Date by each record holder thereof.

         (c) If such notice of redemption shall have been duly given as provided above, and if on or before the applicable Redemption Date the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for or otherwise subject to redemption, so as to be, and continue to be, available therefor, then, notwithstanding that any certificate for shares so called for or otherwise subject to redemption shall not have been surrendered for cancellation, all shares of the Series A Preferred Stock so called for or otherwise subject to redemption shall no longer be deemed to be outstanding on and after such Redemption Date, and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable on redemption thereof, without interest.

         (d) In the alternative, if such notice of redemption shall have been duly given as provided above, or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable authorization to give or complete such notice of redemption, and if prior to the applicable Redemption Date the funds necessary for such redemption shall have been deposited by the Corporation with a bank or trust company in good standing (and shall have identified such bank or trust company in a written notice given to the holders whose shares are to be redeemed), organized under the laws of the United States of America or a State thereof, having a capital surplus and undivided profits aggregating at least $100,000,000 according to its last published statement of condition, in trust for the pro rata benefit of the holders of the shares so called for or otherwise subject to redemption, so as to be, and to continue to be, available therefor, then, notwithstanding that any certificate for shares so called for or otherwise subject to redemption shall not have been surrendered for cancellation, all shares of Series A Preferred Stock so called for or otherwise subject to redemption shall no longer be deemed to be outstanding on and after such Redemption Date, and all rights with respect to such shares shall forthwith cease and terminate at such time, except only the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable on redemption thereof, without interest. Any interest accrued on any funds so deposited shall be the property of the Corporation and shall be paid to the Corporation from time to time.

         (e) Any funds so set aside or deposited, as the case may be, and unclaimed at the end of one year from the applicable Redemption Date shall be released or repaid to the Corporation, after which the holders of the shares so called for redemption shall look only to the Corporation for payment thereof, without interest, subject to the applicable law of escheat.

         (f) If the funds of the Corporation legally available, after taking into account any increase therein resulting from any permitted revaluation of the assets of the Corporation, to effect any mandatory redemption of shares of the Series A Preferred Stock are insufficient to redeem the total number of shares of Series A Preferred Stock required to be redeemed, the Corporation shall (i) use the maximum available amount of such funds and assets to redeem a smaller number of shares of Series A Preferred Stock ratably from each holder thereof whose shares are to be redeemed (based upon the number of shares of Series A Preferred Stock held by each such holder), at the Liquidation Amount per share plus Full Cumulative Dividends thereon to the date such redemption is effected, and thereafter shall remain obligated to redeem the remaining portion of the shares to be redeemed (without being required to deliver a new notice) as promptly as practicable as the funds or assets of the Corporation become legally available (including, without limitation, by reason of permitted revaluations of such assets) to effect such redemptions, and (ii) take any and all action, permitted by applicable law and determined by the Board of Directors to be in the best interests of the Corporation and fair to its shareholders, necessary to increase its legally available funds to an amount sufficient therefor, including without limitation, a recapitalization or a sale of its assets.

         (g) If fewer than all the shares of Series A Preferred Stock evidenced by any certificate submitted to the Corporation for redemption pursuant to this
Section 6 are to be redeemed, the Corporation will issue new certificate(s) for the remainder of the shares of Series A Preferred Stock that were evidenced by the old certificate(s).

     7.  Conversion.
         ----------

         (a) Each holder of shares of Series A Preferred Stock may (prior to the date such shares are redeemed, or are considered to be redeemed, for payment in full of all amounts due upon such redemption), at such holder's options at any time and from time to time, convert some or all of such holder's shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price, with the number of shares of Common Stock so issuable to be equal to the aggregate Liquidation Amount of such shares of Series A Preferred Stock to be so converted, divided by such Conversion Price.

         (b) Shares of Series A Preferred Stock may be converted by surrendering the certificates representing such shares together with written notice of conversion and a proper assignment of such certificates to the Corporation or in blank. The notice of conversion shall state the name(s) and address(es) in which the certificates representing the Common Stock issuable (and any cash payment instead of fractional shares due) upon such conversion shall be issued, delivered or paid. As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver, as specified in the notice of conversion, certificates for the number of full shares of Common Stock issuable upon such conversion together with any cash instead of fractional shares as provided below. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time all rights of the converted shares of Series A Preferred Stock shall cease and terminate and the Person(s) in whose name(s) any certificate(s) for Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of the record of the Common Stock represented thereby. At the Corporation's option, not later than the second business day after the Conversion Date, Full Cumulative Dividends with respect to the converted shares of Series A Preferred Stock may be paid in full and in cash to the converting holder; provided, that if such payment is not so made for any reason, including
        --------
without limitation the Corporation's lack of legally available funds sufficient to make such payment, then shares of Common Stock shall be issued, effective immediately prior to the close of business on the Conversion Date, in satisfaction of such Full Cumulative Dividends, with the number of shares of Common Stock so issuable to be equal to the amount of such Full Cumulative Dividends divided by the then applicable Conversion Price.

         (c) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of any shares of Series A Preferred Stock (or Full Cumulative Dividends thereon). Instead, the Corporation shall pay a cash adjustment in an amount equal to the applicable fraction multiplied by the then applicable Conversion Price.

         (d) The Corporation shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the outstanding shares, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion (at the then applicable Conversion Price) of all outstanding shares of Series A Preferred Stock (including Full Cumulative Dividends with respect thereto), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock (including Full Cumulative Dividends with respect thereto), the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for such purpose.

         (e) The Corporation shall pay all documentary, stamp, or other similar taxes attributable to the issuance or delivery of Common Stock upon conversion of shares of Series A Preferred Stock (or Full Cumulative Dividends thereon). However, the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred Stock (or Full Cumulative Dividends thereon) in respect of which such shares are being issued.

     8.  Voting Rights.
         -------------

         (a) The holders of shares of Series A Preferred Stock shall not be entitled to vote upon any matter relating to the business or affairs of the Corporation.

         (b) Notwithstanding the provisions of Section 8(a), without the affirmative approval of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, given either by their vote at an annual meeting or a special meeting called for such purpose or in writing without a meeting, the Corporation shall not effect: (i) any amendment, alteration or repeal (by any means, including any merger or consolidation) of any of the provisions of this Article IV(B) or of the Articles of Incorporation of the Corporation or of any amendment thereto (including, without limitation, any certificate of determination or similar instrument filed in connection with any class or series of capital stock of the Corporation) which would alter or change the absolute or relative powers, preferences or special rights of the shares of Series A Preferred Stock so as to affect them or any of the holders thereof adversely; (ii) the creation of any class or series of capital stock other than Junior Stock (created in accordance with Section 8(c), if applicable); (iii) the issuance of any shares of Series A Preferred Stock in addition to the shares of such stock initially issued on the Original

Issuance Date and any P-I-K Shares issued as contemplated herein; (iv) any Restricted Combination; or (v) any Restricted Transaction.

         (c) Notwithstanding the provisions of Section 8(a), without the affirmative approval of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, given either by their vote at an annual or a special meeting called for such purpose or in writing without a meeting, the Corporation shall not create any Junior Stock if the issuance thereof would cause a Default.

     9.  Definitions.  For the purposes of this Article IV(B):
         -----------

         "Additional Dividends" has the meaning indicated in Section 2(b).
          --------------------

         "Affiliate" means, as to any Person, another Person that directly or
          ---------
indirectly Controls, is Controlled by or is under common Control with, such Person.

         "Base Price" means Seventeen Dollars and Ninety-Six Cents ($17.96).
          ----------

         "Code" means the Internal Revenue Code of 1986, as amended (or any
          ----
successor thereto), including the rules and regulations promulgated thereunder from time to time in effect.

         "Common Stock" means the Common Stock, no par value, of the
          ------------
Corporation and any other class of stock into which such Common Stock is changed pursuant to any Reclassification or Reorganization.

         "Control" and its variants means possession, directly or indirectly,
          -------
of power to direct or cause the direction of the management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

         "Controlled Affiliate" means any Affiliate Controlled directly or
          --------------------
indirectly by the Corporation.

         "Covenant Default" means (i) a material breach or violation by the
          ----------------
Corporation of any of the terms or provisions set forth in this Article IV(B) (other than any such breach or violation of Sections 8(b) or 8(c) hereof, or constituting either a Financial Default or a Dividend Default), which breach or violation remains uncured 30 days after written notice thereof is given to the Corporation or (ii) any breach or violation of Sections 8(b) or 8(c) hereof.

         "Conversion Date" means the date set forth in Section 7 upon which the
          ---------------
certificates representing the shares of Series A Preferred Stock to be converted, the notice of conversion, and the proper assignment have all been received by the Corporation.

         "Conversion Price" means, the lesser of (i) the Base Price or (ii) One
          ----------------
Hundred and Twenty-Five percent (125%) of the Market Price, and in either such case shall be subject to adjustment to reflect any share split, combination, Reclassification, Reorganization or similar event which affects the convertibility of the Series A Preferred Stock. For purposes of this paragraph, "Market Price" means the average daily closing price of a share of Common Stock
 ------------
as reported on the Nasdaq National Market (or, if the Common Stock is listed on the American or New York Stock Exchange, then on such Exchange) during the sixty
(60)-day period ending on the Conversion Date.

         "Default" means a Covenant Default, a Financial Default or a Dividend
          -------
Default.

         "Dividend Default" means the failure to declare and pay (either in
          ----------------
cash or in P-I-K Shares), or set aside a sum sufficient for the payment of, dividends on all outstanding shares of Series A Preferred Stock (including P-I-K Shares) in accordance with Section 2.

         "Dividend Payment Date" has the meaning indicated in Section 2(b).
          ---------------------

         "Exchange Act" means the Securities Exchange Act of 1934, or any
          ------------
similar Federal statute and the rules and regulations thereunder, all as the same may be in effect at the time.

         "Financial Default" means (i) any failure by the Corporation or
          -----------------
Agrigenetics, L.P., a Delaware limited partnership, or any successor thereto ("Agrigenetics") so long as it is a Controlled Affiliate, to pay when due (taking into account all applicable grace periods, agreed extensions and waivers) any amount of principal or interest on indebtedness of the Corporation or Agrigenetics, so long as it is a Controlled Affiliate, which indebtedness is in an aggregate principal amount of at least $10,000,000 ("Material Indebtedness") or (ii) a breach or violation of any material covenant contained in the documents establishing or evidencing any such Material Indebtedness, which breach or violation remains uncured or unwaived more than 30 days after the date of occurrence thereof, (iii) any Material Indebtedness being declared or becoming due and payable prior to its stated maturity or due date, or (iv) the failure by the Corporation to satisfy any or all of the following financial covenants:

               (1) Minimum Equity.  As tabulated below, the Corporation will at
                   --------------
         the indicated date have and maintain until the next indicated date a minimum balance with respect to stockholders' equity, as such term is defined under generally accepted accounting principles, except that (a) the value of any intangible assets acquired by the Corporation or any of its Subsidiaries after the Original Issuance

         Date and (b) the amount attributable to Senior Stock, Parity Stock and Series A Preferred Stock will not be included in the calculation of such balance.

           At Year                              Minimum
      Ended December 31                  Stockholders' Equity
      -------------------                --------------------

             1995                             100 million
             1996                             100 million
             1997                             115 Million
             1998                             115 Million
             1999                             115 Million

               (2) Maximum Leverage.  The sum of the total book value at
                   ----------------
         December 31st of each year of all outstanding (a) debt for money borrowed (excluding any unused portion of any credit facility) which is created, assumed or guaranteed in any manner, and capitalized leases (as defined under generally accepted accounting principles) of the Corporation and its Subsidiaries, but excluding any net increase in accounts receivable plus inventory minus accounts payable occurring between August 31, 1995 and December 31 of each year (which net calculation cannot be less than zero), (b) Senior Stock and (c) Parity Stock shall not exceed thirty-five percent (35%) of the total book value of Series A Preferred Stock (including P-I-K Shares), Junior Stock and stockholders' equity (calculated consistently as set forth under item 1 above).

               (3) Minimum Liquidity.  As tabulated below, the Corporation will
                   -----------------
         at the indicated date have and maintain until the next indicated date an amount in cash plus short-term investments equal to or in excess of the following percentages of the then outstanding amount of Series A Preferred Stock (including P-I-K Shares):

                                         Cash Plus Short-Term
                                           Investments as a
                                         Percentage of Series A
                                           Preferred Stock
      At  October 31st                   (Including P-I-K Shares)
      ----------------                   -------------------------

            1996                                      25%
            1997                                    31.2%
            1998                                    37.4%
            1999                                    43.6%
            2000                                      50%


         "Full Cumulative Dividends" means with reference to any share
          -------------------------
(including P-I-K Shares) of the Series A Preferred Stock (whether or not in any dividend period or part thereof in respect of which such terminology is used there shall have been funds legally available for the payment of such dividends) that amount which shall be equal to the dollar amounts of dividends at the applicable rate set forth in Section 2(a) (plus Additional Dividends, if any, as contemplated by Section 2(b)) for the period of time elapsed from the date of cumulation of dividends on such share to the date as of which such computation is being made, less the amount of all such dividends paid in cash upon such share. For purposes of this Article IV(B), Full Cumulative Dividends on any share of the Series A Preferred Stock shall be deemed to have been paid in full only when (i) all P-I-K Shares issued in respect thereof shall have been redeemed for payment in full and in cash and (ii) all accrued and unpaid dividends in respect thereof shall have been paid in full and in cash.

         "Junior Stock" means any class of equity stock of the Corporation
          ------------
which is neither Series A Preferred Stock nor Parity Stock nor Senior Stock.

         "Liquidation Amount" means $10,000.00 per share of Series A Preferred
          ------------------
Stock.

         "Original Issuance Date" means the date on which the Corporation first
          ----------------------
issues shares of the Series A Preferred Stock.

         "Outstanding" means, as used herein with reference to shares of Series
          -----------
A Preferred Stock, such shares as have been issued but, as of the time of determination thereof, have not yet been redeemed, purchased, converted or otherwise acquired by the Corporation (including P-I-K Shares), other than any of such shares held or beneficially owned at such time by the Corporation or any Controlled Affiliate.

         "Parity Stock" means any other series or class of preferred stock of
          ------------
the Corporation which is equal in liquidation priority and preference to the Series A Preferred Stock.

         "Permitted Purchase" means any purchase or other acquisition for value
          ------------------
by the Corporation or a Controlled Affiliate of shares of capital stock of the Corporation pursuant to any of the following: (i) the redemption or conversion of shares of Series A Preferred Stock in accordance with this Article IV(B),
(ii) the redemption or conversion of any other series of preferred stock (whether Senior Stock, Parity Stock or Junior Stock) so long as such redemption or conversion does not result in a Default, (iii) as may be required to comply with, or to cure violations of, applicable law, or (iv) any program of the Corporation or a Controlled Affiliate to purchase shares of Common Stock from time to time or to facilitate the operation of any employee benefit plan of the Corporation; provided that in connection with any purchases pursuant to the
             --------
foregoing clause (iv), the aggregate amount thereof shall not exceed five percent (5%) of the then issued and outstanding shares of Common Stock in any consecutive 12-month period. Notwithstanding the foregoing, such term shall not include any acquisition referred to in clauses (ii), (iii) or (iv) of the foregoing sentence at any time while there exists a Default.

         "Person" means a corporation, an association, a partnership, an
          ------
organization, a business, a trust, an individual, a government or political subdivision thereof or a governmental agency.

         "P-I-K Shares" has the meaning indicated in Section 2(d).
          ------------

         "Prime Rate" means the prime interest rate as publicly announced by
          ----------
Citibank, N.A. in New York.

         "Reclassification" means that the Common Stock is changed into the
          ----------------
same or a different number or amount of other shares, other securities, cash or other property. In the event of a Reclassification, the Series A Preferred Stock shall become convertible into the same number or amount of other shares, other securities, cash, or other property which would have been issuable, deliverable, or payable on account of the Common Stock issuable upon the conversion of the shares of the Series A Preferred Stock, assuming such shares had been converted immediately prior to such Reclassification.

         "Redemption Date" means each of the dates fixed by resolution of the
          ---------------
Board of Directors of the Corporation pursuant to Section 5 and specified in the notice of redemption.

         "Reorganization" means the merger of the Corporation with or into, or
          --------------
the consolidation of the Corporation with, any other corporation, or the sale or exchange of substantially all of the assets of the Corporation as an entirety to any other Person. In the event of a Reorganization, the Series A Preferred Stock shall become convertible into the same number or amount of other shares, other securities, cash or other property of the Corporation or other Person surviving or resulting from the Reorganization which would have been issuable, deliverable, or payable on account of the Common Stock issuable upon conversion of the shares of the Series A Preferred Stock, assuming such shares had been converted immediately prior to such Reorganization.

         "Restricted Combination" means any merger, combination or
          ----------------------
consolidation of the Corporation with any one or more Persons without regard to the identity of the surviving or resulting entity, and also means any sale, lease or other disposition of all or substantially all the assets or properties of the Corporation or the liquidation or winding up of the Corporation, except such term shall not include a merger or consolidation of the Corporation in which the group of Persons who together hold at least a majority of the outstanding shares of the Common Stock of the Corporation prior to such merger or consolidation will receive (or will retain) in such transactions, voting securities in the surviving or resulting entity that represent at least a majority of the voting power of all voting securities of such surviving or resulting entity.

         "Restricted Transaction" means any transaction in which the
          ----------------------
Corporation or any of its Subsidiaries or Affiliates is involved if, either immediately prior to or upon and giving effect to such transaction (and related occurrences), the Corporation is or would be in Default.

         "Senior Stock" means any other series or class of preferred stock of
          ------------
the Corporation which is superior, in liquidation priority or preference, to the Series A Preferred Stock.

         "Subsidiary" means any corporation, of which not less than a majority
          ----------
of the capital stock ordinarily entitled to elect directors is owned by the Corporation and/or one or more Subsidiaries.

         "Wholly-Owned Subsidiary" means any subsidiary all the capital stock
          -----------------------
of which (other than director's qualifying shares, if any) is owned by the Corporation and/or one or more Wholly-Owned Subsidiaries.

     (C) Common Stock.
         ------------

         1.  Dividend Rights.  Subject to the rights of holders of all classes
             ---------------
of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

         2.  Liquidation Rights.  Upon the liquidation, dissolution or winding
             ------------------
up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 3 of Division (B) of this Article IV hereof.

         3.  Redemption.  The Common Stock is not redeemable.
             ----------

         4.  Voting Rights.  The holder of each share of Common Stock shall
             -------------
have the right to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE V
                                   ---------

     Except as otherwise provided in these Articles of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                  ARTICLE VI
                                  ----------

         The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the shareholders.

                                  ARTICLE VII
                                  -----------

         Elections of directors need not be by written ballot unless a shareholder demands election by ballot at a meeting of shareholders or the Bylaws of the Corporation shall so require.

                                 ARTICLE VIII
                                 ------------

         The election of directors by the shareholders shall not be by cumulative voting. At each election of directors, each shareholder entitled to vote may vote all the shares held by that shareholder for each of the several nominees for director up to the number of directors to be elected. The shareholder may not cast more votes for any single nominee than the number of shares held by that shareholder. This Article VIII shall become effective only when the Corporation becomes a "listed corporation" within the meaning of the California Corporations Code Section 301.5(d).

                                  ARTICLE IX
                                  ----------

         Meetings of shareholders may be held within or without the State of California, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of California at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE X
                                   ---------

         (A) Liability of Directors.  The liability of the directors of the
             ----------------------
Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         (B) Indemnification of Directors, Officers and Agents.  The
             -------------------------------------------------
Corporation is authorized to indemnify the directors and officers of this Corporation to the fullest extent permissible under California law. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Corporation and its shareholders.

         (C) Repeal or Modification.  Any repeal or modification of the
             ----------------------
foregoing provisions of this Article X shall be prospective and shall not adversely affect any right of indemnification or liability of a director, officer or agent of the Corporation relating to acts or omissions occurring prior to such repeal or modification.

                                  ARTICLE XI
                                  ----------

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned Incorporator of the Corporation has executed these Articles of Incorporation on October 31, 1995.


Dated:  October 31, 1995



                                            /s/ LOREEN P. COLLINS
                                            ---------------------------
                                                   Loreen P. Collins
                                                   Incorporator


                                ACKNOWLEDGMENT

         I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my own act and deed.

         Executed on October 31, 1995.



                                            /s/ LOREEN P. COLLINS
                                            --------------------------
                                                   Loreen P. Collins
                                                   Incorporator

                                    BYLAWS
                                      OF
                           MYCOGEN CALIFORNIA, INC.


                              ARTICLE I - OFFICES
                              -------------------



1.1  PRINCIPAL EXECUTIVE OFFICE.  The principal executive offices of Mycogen
     --------------------------
California, Inc., a California corporation (the "Corporation"), shall be at such place, inside or outside, the State of California as the Board of Directors of the Corporation (the "Board") may determine from time to time.

1.2  OTHER OFFICES.  The Corporation may also have offices at such other places
     -------------
as the Board may from time to time designate, or as the business of the Corporation may require.

                      ARTICLE II - SHAREHOLDERS' MEETINGS
                      -----------------------------------

2.1  ANNUAL MEETINGS.  The annual meeting of the Shareholders of the Corporation
     ---------------
(the "Shareholders", or individually, a "Shareholder") for the election of Directors of the Corporation (the "Directors", or individually, a "Director") to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held between thirty (30) and one hundred twenty (120) days following the end of the fiscal year of the Corporation (the first such meeting to be held after the end of fiscal year 1995 of the Corporation) and at such place as may be determined by the Board. If the annual meeting of the Shareholders is not held as herein prescribed, the election of Directors may be held at any meeting thereafter called pursuant to these Bylaws of the Corporation (the "Bylaws").

2.2  SPECIAL MEETINGS.  Special meetings of the Shareholders, for any purpose
     ----------------
whatsoever, unless otherwise prescribed by statute, may be called at any time by the chairman of the Board of the Corporation (the "Chairman"), the president of the Corporation (the "President"), or by the Board, or by one or more Shareholders holding not less than ten percent (10%) of the voting power of the Corporation.

2.3  PLACE.  All meetings of the Shareholders shall be at any place within or
     -----
without the State of California designated either by the Board or by written consent of the holders of a majority of the shares entitled to vote thereat, given either before or after the meeting. In the absence of any such designation, Shareholders' meetings shall be held at the principal executive office of the Corporation.

2.4  NOTICE.  Notice of meetings of the Shareholders shall be given in writing
     ------
to each Shareholder entitled to vote, either personally or by first-class mail (unless the Corporation has five hundred (500) or more Shareholders determined as provided by the California Corporations Code on the record date for the meeting, in which case notice may be sent by third-class mail) or other means of written communication, charges prepaid, addressed to the Shareholder at the Shareholder's address appearing on the books of the Corporation or given by the Shareholder to the Corporation for the purpose of notice. Notice of any such meeting of Shareholders shall be sent to each Shareholder entitled thereto not less than ten (10) (or, if sent by third-class mail, thirty (30)) nor more than sixty (60) days before the meeting. Said notice shall state the place, date and hour of the meeting and, (a) in the case of special meetings, the general nature of the business to be transacted, and no other business may be transacted, or
(b) in the case of annual meetings,
those matters which the Board, at the time of the mailing of the notice, intends to present for action by the Shareholders, but subject to Section 601(f) of the California Corporations Code, any proper matter may be presented at the meeting for Shareholder action, and (c) in the case of any meeting at which Directors are to be elected, the names of the nominees intended at the time of the mailing of the notice to be presented by management for election.

2.5  ADJOURNED MEETINGS.  Any Shareholders' meeting may be adjourned from time
     ------------------
to time by the vote of the holders of a majority of the voting shares present at the meeting either in person or by proxy. Notice of any adjourned meeting need not be given unless a meeting is adjourned for forty-five (45) days or more from the date set for the original meeting.

2.6  QUORUM.  The presence in person or by proxy of the persons entitled to vote
     ------
a majority of the shares entitled to vote at any meeting constitutes a quorum for the transaction of business. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of Shareholders may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but no other business may be transacted, except as provided above.

2.7  CONSENT TO SHAREHOLDER ACTION.  Any action which may be taken at any
     -----------------------------
meeting of Shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that (a) unless the consents of all Shareholders entitled to vote have been solicited in writing, notice of any Shareholder approval without a meeting by less than unanimous written consent shall be given as required by the California Corporations Code, and (b) Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of Directors. Any written consent may be revoked by a writing received by the Secretary of the Corporation (the "Secretary") prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

2.8  WAIVER OF NOTICE.  The transactions of any meeting of  Shareholders,
     ----------------
however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

2.9  VOTING.  The voting at all meetings of Shareholders need not be by ballot,
     ------
but any qualified Shareholder before the voting begins may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the Shareholder voting and the number of shares voted by such Shareholder, and if such ballot be cast by a proxy, it shall also state the name of any such proxy.

     At any meeting of the Shareholders, every Shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed in a writing subscribed by such Shareholder and bearing a date not more than eleven (11) months prior to said meeting, unless the writing states that it is irrevocable and satisfies Section 705(e) of the California Corporations Code, in which event it is irrevocable for the period specified in said writing and said Section 705(e).

2.10 RECORD DATES.  In the event the Board fixes a day for the determination of
     ------------
Shareholders of record entitled to vote as provided in Section 5.1 of Article V of these Bylaws, then, subject to the provisions of the General Corporation Law of the State of California only persons in whose name shares entitled to vote stand on the stock records of the Corporation at the close of business on such day shall be entitled to vote.

     If no record date is fixed, (a) the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; (b) the record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given; and (c) the record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

     A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days.

2.11 CUMULATIVE VOTING FOR ELECTION OF DIRECTORS.  Provided the candidate's
     -------------------------------------------
name has been placed in nomination prior to the voting and one or more Shareholders has given notice at the meeting prior to the voting of the Shareholder's intent to cumulate the Shareholder's votes, every Shareholder entitled to vote at any election for Directors shall have the right to cumulate such Shareholder's votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the Shareholder's shares are normally entitled, or distribute the Shareholder's votes on the same principle among as many candidates as the Shareholder shall think fit. The candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of Directors to be elected by such shares are elected. Notwithstanding anything to the contrary contained herein, if the Corporation becomes a "listed corporation" within the meaning of
Section 301.5 of the California Corporations Code, the election of Directors by the Shareholders shall not be by cumulative voting and instead, (i) each Shareholder entitled to vote may vote all the shares held by the Shareholder for each of the several nominees for Director up to the number of Directors to be elected; and (ii) each Shareholder may not cast more votes for any single nominee than the number of shares held by that Shareholder.

                            ARTICLE III - DIRECTORS
                            -----------------------

3.1  POWERS.  Subject to any limitations in the Articles of Incorporation of the
     ------
Corporation filed August 29, 1995 (the "Articles of Incorporation") or these Bylaws and to any provision of the California Corporations Code requiring Shareholder authorization or approval for a particular action, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by, or under the direction of, the Board. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised, under the ultimate direction of the Board.

3.2  NUMBER, TENURE AND QUALIFICATIONS.  The number of Directors which shall
     ---------------------------------
constitute the whole board shall not be less than five (5) nor more than nine
(9). The first Board shall consist of six (6) Directors until changed by a duly adopted resolution of the Board or the Shareholders. Directors shall hold office until the next annual meeting of Shareholders and until their respective successors are elected. If any such annual meeting is not held, or the Directors are not elected thereat, the Directors may be elected at any special meeting of Shareholders held for that purpose. Directors need not be Shareholders.

3.3  REGULAR MEETINGS.  A regular annual meeting of the Board shall be held
     ----------------
without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of Shareholders. The Board may provide for other regular meetings from time to time by resolution.

3.4  SPECIAL MEETINGS.  Special meetings of the Board may be called at any time
     ----------------
by the Chairman, the President, the Secretary, or any two Directors. Written notice of the time and place of all special meetings of the Board shall be delivered personally or by telephone or telegraph to each Director at least forty-eight (48) hours before the meeting, or sent to each Director by first-class mail, postage prepaid, at least four (4) days before the meeting. Such notice need not specify the purpose of the meeting. Notice of any meeting of the Board need not be given to any Director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto, or at its commencement, the lack of notice to such Director.

3.5  PLACE OF MEETINGS.  Meetings of the Board may be held at any place within
     -----------------
or without the State of California, which has been designated in the notice, or if not stated in the notice or there is no notice, the principal executive office of the Corporation or as designated by the resolution duly adopted by the Board.

3.6  PARTICIPATION BY TELEPHONE.  Members of the Board may participate in a
     --------------------------
meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

3.7  QUORUM.  A majority of the Directors shall constitute a quorum.  In the
     ------
absence of a quorum, a majority of the Directors present may adjourn any meeting to another time and place. If a meeting is adjourned for more than twenty-four
(24) hours, notice of any
adjournment to another time or place shall be given prior to the time of the reconvened meeting to the Directors who were not present at the time of adjournment.

3.8  ACTION AT MEETING.  Every act or decision done or made by a majority of the
     -----------------
Directors present at a meeting duly held at which a quorum is present is the act of the Board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

3.9  WAIVER OF NOTICE.  The transactions of any meeting of the Board, however
     ----------------
called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

3.10 ACTION WITHOUT MEETING.  Any action required or permitted to be taken by
     ----------------------
the Board may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors.

3.11 REMOVAL.  The Board may declare vacant the office of a Director who has
     -------
been declared of unsound mind by an order of court or who has been convicted of
a felony.   The entire Board or any individual Director may be removed from office without cause by a vote of Shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors; provided, however, that unless the entire Board is removed, no individual Director may be removed when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such Director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of Directors authorized at the time of the Director's most recent election were then being elected. In the event an office of a Director is so declared vacant or in case the Board or any one or more Directors be so removed, new Directors may be elected at the same meeting.

     Notwithstanding anything to the contrary contained herein, if the Corporation becomes a "listed corporation" pursuant to Section 301.5 of the California Corporations Code, a Director may not be removed if the votes cast against removal of the Director, or not consenting in writing to the removal, would be sufficient to elect the Director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and either the number of Directors elected at the most recent annual meeting of Shareholders, or if greater, the number of Directors for whom removal is being sought, were then being elected.

3.12 RESIGNATIONS.  Any Director may resign effective upon giving written
     ------------
notice to the Chairman, the President, the Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

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3.13 VACANCIES.  Except for a vacancy created by the removal of a Director, all
     ---------
vacancies in the Board, whether caused by resignation, death or otherwise, may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at an annual, regular or special meeting of the Shareholders. Vacancies created by the removal of a Director may be filled only by approval of the Shareholders. The Shareholders may elect a Director at any time to fill any vacancy not filled by the Directors. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote.

3.14 COMPENSATION.  No stated salary shall be paid Directors, as such, for
     ------------
their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.15 COMMITTEES.  The Board may, by resolution adopted by a majority of the
     ----------
authorized number of Directors, designate one or more committees, each consisting of two (2) or more Directors, to serve at the pleasure of the Board. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number

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

of Directors. Any such committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board in the management of the business and affairs of the Corporation, except with respect to (a) the approval of any action requiring Shareholders' approval or approval of the outstanding shares, (b) the filling of vacancies on the Board or any committee, (c) the fixing of compensation of Directors for serving on the Board or a committee, (d) the adoption, amendment or repeal of Bylaws, (e) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable, (f) a distribution to Shareholders, except at a rate or in a periodic amount or within a price range determined by the Board, and (g) the appointment of other committees of the Board or the members thereof.

                             ARTICLE IV - OFFICERS
                             ---------------------

4.1  NUMBER AND TERM.  The officers of the Corporation shall be a President, a
     ---------------
Secretary, an Assistant Secretary and a Chief Financial Officer (which may be a Vice President responsible for finance), all of which shall be chosen by the Board. In addition, the Board may appoint a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents and such other officers as may be deemed expedient for the proper conduct of the business of the Corporation, each of whom shall have such authority and perform such duties as the Board may from time to time determine. The officers to be appointed by the Board shall be chosen annually at the regular meeting of the Board held after the annual meeting of Shareholders and shall serve at the pleasure of the Board. If officers are not chosen at such meeting of the Board, they shall be chosen as soon

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

thereafter as shall be convenient. Each officer shall hold office until his successor shall have been duly chosen or until his removal or resignation.

4.2  INABILITY TO ACT.  In the case of absence or inability to act of any
     ----------------
officer of the Corporation and of any person herein authorized to act in his place, the Board may from time to time delegate the powers or duties of such officer to any other officer, or any Director or other person whom it may select.

4.3  REMOVAL AND RESIGNATION.  Any officer chosen by the Board may be removed at
     -----------------------
any time, with or without cause, by the affirmative vote of a majority of all
the members of the Board.   Any officer chosen by the Board may resign at any
time by giving written notice of said resignation to the Corporation. Unless a different time is specified therein, such resignation shall be effective upon its receipt by the Chairman, the President, the Secretary or the Board.

4.4  VACANCIES.  A vacancy in any office for any cause may be filled by the
     ---------
Board for the unexpired portion of the term.

4.5  CHAIRMAN OF THE BOARD.  The Chairman shall preside at all meetings of the
     ---------------------
Board.

4.6  PRESIDENT.  The President shall be the chief operating officer, the general
     ---------
manager and chief executive officer (unless a separate Chief Executive Officer is elected by the Board) of the Corporation, subject to the control of the Board, and as such shall preside at all meetings of Shareholders, shall have general supervision of the affairs of the Corporation, shall sign or countersign or authorize another officer to sign all certificates, contracts, and other instruments of the Corporation as authorized by the Board, shall

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

make reports to the Board and Shareholders, and shall perform all such other duties as are incident to such office or are properly required by the Board.

4.7  VICE PRESIDENT.  In the absence of the President, or in the event of such
     --------------
officer's death, disability or refusal to act, the Vice President, or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their selection, or in the absence of any such designation, then in the order of their selection, shall perform the duties of President, and when so acting, shall have all the powers and be subject to all restrictions upon the President. Each Vice President shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board.

4.8  SECRETARY.  The Secretary shall see that notices for all meetings are given
     ---------
in accordance with the provisions of these Bylaws and as required by law, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to such office, or as are properly required by the President or by the Board.

     The Assistant Secretary or the Assistant Secretaries, in the order of their seniority, shall, in the absence or disability of the Secretary, or in the event of such officer's refusal to act, perform the duties and exercise the powers and discharge such duties as may be assigned from time to time by the President or by the Board.

4.9  CHIEF FINANCIAL OFFICER.  The Chief Financial Officer may also be
     -----------------------
designated by the alternate title of "Vice President-Finance" or "Treasurer." The Chief Financial Officer shall have custody of all moneys and securities of the Corporation and shall keep regular

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

books of account. Such officer shall disburse the funds of the Corporation in payment of the just demands against the Corporation, or as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board from time to time as may be required of such officer, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation. Such officer shall perform all duties incident to such office or which are properly required by the President or by the Board.

     The Assistant Chief Financial Officer or the Assistant Chief Financial Officers, in the order of their seniority, shall, in the absence or disability of the Chief Financial Officer, or in the event of such officer's refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board.

4.10 SALARIES.  The salaries of the officers shall be fixed from time to time
     --------
by the Board and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a Director of the Corporation.

4.11 OFFICERS HOLDING MORE THAN ONE OFFICE.  Any two or more offices may be
     -------------------------------------
held by the same person.

4.12 APPROVAL OF LOANS TO OFFICERS.  The Corporation may, upon the approval of
     -----------------------------
the Board alone, make loans of money or property to, or guarantee the obligations of, any officer of the Corporation or its parent or subsidiary, whether or not a Director, or adopt an employee benefit plan or plans authorizing such loans or guaranties provided that (i) the Board determines that such a loan or guaranty or plan may reasonably be expected to benefit the Corporation, (ii) the Corporation has outstanding shares held of record by one

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

hundred (100) or more persons (determined as provided in Section 605 of the California Corporation Code) on the date of approval by the Board, and (iii) the approval of the Board is by a vote sufficient without counting the vote of any interested Director or Directors.

                           ARTICLE V - MISCELLANEOUS
                           -------------------------

5.1  RECORD DATE AND CLOSING OF STOCK BONDS.  The Board may fix a time in the
     --------------------------------------
future as a record date for the determination of the Shareholders entitled to notice of and to vote at any meeting of Shareholders or entitled to receive payment of any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall not be more than sixty (60) nor less than ten (10) days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only Shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

     The Board may close the books of the Corporation against transfers of shares during the whole or any part of a period of not more than sixty (60) days prior to the date of a Shareholders' meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

5.2  CERTIFICATES.  Certificates of stock shall be issued in numerical order and
     ------------
each Shareholder shall be entitled to a certificate signed in the name of the Corporation by the

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

Chairman or the President or a Vice President, and the Chief Financial Officer, the Secretary or an Assistant Secretary, certifying to the number of shares owned by such Shareholder. Any or all of the signatures on the certificate may be facsimile. Prior to the due presentment for registration of transfer in the stock transfer book of the Corporation, the registered owner shall be treated as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as expressly provided otherwise by the laws of the State of California.

5.3  REPRESENTATION OF SHARES IN OTHER CORPORATIONS.  Shares of other
     ----------------------------------------------
corporations standing in the name of this Corporation may be voted or represented and all incidents thereto may be exercised on behalf of the Corporation by the Chairman, the President or any Vice President and the Chief Financial Officer or the Secretary or an Assistant Secretary.

5.4  ANNUAL REPORTS.  If the Corporation has more than one hundred (100) holders
     --------------
of record of its shares (as determined by California Corporations Code Section
605) then the Annual Report to Shareholders shall be prepared and distributed as described in the California Corporations Code Section 1501, provided, however, if the Corporation has less than one hundred (100) holders of record of its shares then the requirements under California Corporations Code Section 1501shall be expressly waived and dispensed with by the Corporation.

5.5  AMENDMENTS.  Bylaws may be adopted, amended, or repealed by the vote or the
     ----------
written consent of Shareholders entitled to exercise a majority of the voting power of the Corporation. Subject to the right of Shareholders to adopt, amend, or repeal Bylaws,

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

Bylaws may be adopted, amended, or repealed by the Board, except that a Bylaw amendment thereof changing the authorized number of Directors may be adopted by the Board only if these Bylaws permit an indefinite number of Directors and the Bylaw or amendment thereof adopted by the Board changes the authorized number of Directors within the limits specified in these Bylaws.

5.6  INDEMNIFICATION OF CORPORATE AGENTS.  The Corporation shall indemnify each
     -----------------------------------
of its Directors, officers, employees and agents against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred by such person by reason of such person's having been made or having threatened to be made a party to a proceeding to the fullest extent permissible by the provisions of Section 317 of the California Corporations Code. The indemnification provided by this section shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of Shareholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Articles of Incorporation of the Corporation. The rights to indemnity hereunder shall continue as to a person who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of the person.

     Expenses incurred by a Director in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a Director of the Corporation (or was serving at the Corporation's request as a Director or officer of another corporation) shall be paid by the Corporation in advance of the final disposition of such action, suit or

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

proceeding upon receipt of an undertaking by or on behalf of such Director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by relevant sections of the California Corporations Code.

     I, Carlton J. Eibl, Secretary of Mycogen California, Inc., a California corporation, do hereby certify that the foregoing Bylaws of Mycogen California, Inc. are the duly adopted Bylaws of said Corporation as they are in effect on the date hereof.

     IN WITNESS WHEREOF, I have hereunto subscribed my name this 29th day of August, 1995.


                                    /s/ CARLTON J. EIBL
                                    --------------------------------
                                    Carlton J. Eibl, Secretary


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